UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 18, 2004

KINTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240
San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

On March 18, 2004, Kintera, Inc. issued a press release announcing its acquisition of Carol/Trevelyan Strategy Group for a combination of stock and cash.  The acquisition was accomplished through the merger of a subsidiary of Kintera, Inc. with and into CTSG, Inc.  The cash portion of the consideration was paid out of working capital.  The consideration for this acquisition was determined by arms’ length negotiation.  The press release announcing this acquisition is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibits.

2.4†         Agreement and Plan of Merger and Reorganization among Kintera, Inc., Sunday Acquisition Corporation, CTSG, Inc. and Dan Carol, Stryder Thompkins, Greg Nelson and Stuart Trevelyan. (1)

99.1         Press release of Kintera, Inc. issued on March 18, 2004.

†              Confidential treatment has been requested for portions of this exhibit.  These portions have been omitted from this Form 8-K and have been submitted separately to the Securities and Exchange Commission.

(1)           Upon request by the Securities and Exchange Commission, Kintera, Inc. will furnish a copy of any omitted schedule or similar attachment from this Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 29, 2004	By:	/s/ James A. Rotherham
James A. Rotherham Chief Financial Officer

Index to Exhibits

Exhibit	Description

2.4†	Agreement and Plan of Merger and Reorganization among Kintera, Inc., Sunday Acquisition Corporation, CTSG, Inc. and Dan Carol, Stryder Thompkins, Greg Nelson and Stuart Trevelyan. (1)
99.1	Press release of Kintera, Inc. issued on March 18, 2004.

†              Confidential treatment has been requested for portions of this exhibit.  These portions have been omitted from this Form 8-K and have been submitted separately to the Securities and Exchange Commission.

(1)           Upon request by the Securities and Exchange Commission, Kintera, Inc. will furnish a copy of any omitted schedule or similar attachment from this Exhibit.